Exhibit 99

Investor Contact:	Media Contact:
Douglas A. Shumate	Mary Catherine R. Bassett
Senior Vice President	Weber Shandwick Worldwide
Chief Financial Officer	404-266-7568
706-385-8189	mbassett@webershandwick.com
dshumate@itcdeltacom.com

FOR IMMEDIATE RELEASE

ITC^DELTACOM REPORTS THIRD QUARTER 2003 RESULTS

West Point, Ga.-(November 13, 2003)- ITC^DeltaCom, Inc. (OTC: ITCD.OB), a provider of integrated telecommunications services to customers in the southern United States, today reported operating results for the fiscal quarter and nine months ended September 30, 2003. Among its third quarter highlights, ITC^DeltaCom:

•	Continued to increase retail revenues, offsetting declines in wholesale revenues.
•	Continued to maintain its total cash balance despite spending $1.5 million during the quarter on costs related to its merger with BTI Telecom Corp., which it completed on October 6.
•	Developed a comprehensive plan for the integration of BTI, reflecting the previously announced integration timing and cost savings estimates.
•	Continued to sharpen its focus on its core suite of products and services by ceasing to resell low-margin data integration, computer and peripheral equipment.

“By closing the BTI transaction and moving rapidly to integrate the sales force of the combined company, we have sought to eliminate both the natural internal distractions and marketplace uncertainties that tend to result from these types of transactions,” said Larry Williams, ITC^DeltaCom Chairman and CEO. “We will now aggressively address the marketplace utilizing the advantages this transaction affords. We intend to reinvigorate our organic sales growth and retain our existing customers with competitive and innovative products.”

REVENUE HIGHLIGHTS

Consistent with ITC^DeltaCom’s previous presentations, the following discussion includes, in addition to total revenue information, supplemental revenue highlights in which revenues generated by retail sales are presented separately from revenues generated by wholesale sales.

TOTAL REVENUES

Total revenues were $108.1 million in the third quarter of 2003, which represented an increase of $5.6 million, or 5.5%, from total revenues in the second quarter of 2003 and an increase of $7.1 million, or 7.0%, from total revenues in the third quarter of 2002. Of total revenues in the third

ITC^DeltaCom Reports Third Quarter Results

November 13, 2003

quarter of 2003, 77.8% were derived from retail services and 22.2% were derived from wholesale services.

The following table presents, for the periods indicated, data regarding the Company’s total revenues (dollar amounts in thousands):

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2003	2002	Change	2003	2002	Change
Retail revenues:
Integrated telecom revenues	$67,345	$59,556	13.1%	$196,455	$172,864	13.6%
Equipment and other revenues	16,663	10,592	57.3%	38,813	33,205	16.9%

Total retail revenues	84,008	70,148	19.8%	235,268	206,069	14.2%
Wholesale revenues	24,076	30,873	(22.0%)	74,373	112,911	(34.1%)

Total revenues	$108,084	$101,021	7.0%	$309,641	$318,980	(2.9%)

RETAIL REVENUES

Retail revenues in the third quarter of 2003 totaled $84.0 million, which represented an increase of $7.1 million, or 9.2%, over retail revenues in the second quarter of 2003 and an increase of $13.9 million, or 19.8%, over retail revenues in the third quarter of 2002. Of retail revenues in the third quarter of 2003, 80.2% were derived from integrated telecom services, which consist of local, long distance and enhanced data services, and 19.8% from equipment sales and services, and other retail services.

Retail revenues in the 2003 nine-month period were $235.3 million, which represented an increase of 14.2% over retail revenues in the 2002 nine-month period. Of retail revenues in the 2003 nine-month period, 83.5% were derived from integrated telecom services and 16.5% from equipment sales and services, and other retail services.

Integrated telecom revenues in the third quarter of 2003 totaled $67.3 million, which represented an increase of $7.8 million, or 13.1%, over integrated telecom revenues in the third quarter of 2002 and an increase of $1.5 million, or 2.3%, over integrated telecom revenues in the second quarter of 2003. Integrated telecom revenues in the 2003 nine-month period were $196.5 million, which represented an increase of 13.6% over integrated telecom revenues in the 2002 nine-month period.

Revenues from equipment sales and services and other retail services in the third quarter of 2003 totaled $16.7 million, which represented an increase of $5.5 million, or 49.5%, over such revenues in the second quarter of 2003 and an increase of $6.1 million, or 57.3%, over such revenues in the third quarter of 2002. A portion of this increase was non-recurring in nature. As a result of the Company’s decreased focus on this business, as described below, the Company expects revenue from equipment sales and other retail services to be lower in the future. Revenues from equipment sales and services and other retail services in the 2003 nine-month period were $38.8 million, which represented an increase of 16.9% from such revenues in the 2002 nine-month period.

The following table presents, for the periods indicated, data regarding the Company’s retail revenues (dollar amounts in thousands):

ITC^DeltaCom Reports Third Quarter Results

November 13, 2003

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2003	2002	Change	2003	2002	Change
Retail revenues:
Local	$32,688	$27,649	18.2%	$93,888	$79,247	18.5%
Long distance	17,742	16,235	9.3%	53,066	48,590	9.2%
Enhanced data	16,915	15,672	7.9%	49,501	45,027	9.9%

Integrated telecom revenue	67,345	59,556	13.1%	196,455	172,864	13.6%
Equipment and other	16,663	10,592	57.3%	38,813	33,205	16.9%

Total retail revenues	$84,008	$70,148	19.8%	$235,268	$206,069	14.2%

Through the integrated technology solutions portion of its operations, the Company resold computer servers, routers and other related equipment and has provided professional services related to the installation and maintenance of that equipment. This business experienced low gross margins (as a percentage of revenue) and continued to generate operating losses. Accordingly, and consistent with its strategy to focus on its core businesses, the Company has discontinued this business effective October 2003. The 26 employees associated with this business, and certain agreements relating to the Company’s provision of integrated technology solutions products or services, have been transferred to another company for nominal consideration. As a result of this transaction, the Company did not incur any severance or employee-related expenses in connection with the discontinuation of the business. As of October 2003, the Company had a backlog of approximately $3 million in integrated technology solutions orders, which it expects to fill during the fourth quarter of 2003.

WHOLESALE REVENUES

Wholesale revenues totaled $24.1 million in the third quarter of 2003, which represented a decrease of $1.4 million, or 5.7%, from wholesale revenues in the second quarter of 2003 and a decrease of $6.8 million, or 22.0%, from wholesale revenues in the third quarter of 2002. Of wholesale revenues in the third quarter of 2003, 74.7% were derived from wholesale broadband transport services, 18.6% from local-interconnection services and 6.7% from other wholesale services.

Wholesale revenues in the 2003 nine-month period were $74.4 million, which represented a decrease of 34.1% from wholesale revenues in the 2002 nine-month period. Of wholesale revenues in the 2003 nine-month period, 75.5% were derived from wholesale broadband transport services, 15.3% from local-interconnection services and 9.2% from other wholesale services.

The following table presents, for the periods indicated, data regarding the Company’s wholesale revenues (dollar amounts in thousands):

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2003	2002	Change	2003	2002	Change
Wholesale revenues:
Broadband revenues	$17,991	$20,342	(11.6%)	$56,144	$64,536	(13.0%)
Local/interconnection revenues	4,468	5,984	(25.3%)	11,391	34,953	(67.4%)
Long distance and data	417	3,286	(87.3%)	2,631	9,772	(73.1%)
Other	1,200	1,261	(4.8%)	4,207	3,650	15.3%

Total wholesale revenues	$24,076	$30,873	(22.0%)	$74,373	$112,911	(34.1%)

ITC^DeltaCom Reports Third Quarter Results

November 13, 2003

The wholesale revenues generated by sales of wholesale transmission services to other telecommunications companies continued to decline in third quarter of 2003. The Company expects that this trend will continue through the remainder of 2003 due to excess transmission capacity and competitive pricing pressure.

EBITDA**

During the third quarter of 2003, the Company experienced continued pressure on wholesale revenue streams, which resulted in a slight decline in EBITDA**, to $14.0 million from $14.3 million in the second quarter of 2003.

** EBITDA represents net loss before interest, taxes, depreciation and amortization. EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States. For information on management’s reasons for providing data with respect to EBITDA and the limitations associated with the use of EBITDA, and for a quantitative reconciliation of the differences between EBITDA and net loss, as net loss is calculated in accordance with generally accepted accounting principles, see note (2) to the accompanying table captioned “Financial Highlights.”

CASH FLOW HIGHLIGHTS

The Company’s continued active cash management resulted in an increase in its total cash balance (including restricted cash of $19.7 million) of $700,000 to $53.3 million at September 30, 2003 from $52.6 million at June 30, 2003. The Company expects that it will experience strengthened operating cash flow as it focuses on integrating BTI’s business and realizing associated operational expense reductions.

“With the closing of the merger behind us, we are now focused on integrating the two organizations and realizing the anticipated synergies,” said Jay Braukman, ITC^DeltaCom Chief Operating Officer. “Through the integration process and beyond, we must continue to provide our customers with the high level of customer service they have come to expect from us while continuing to introduce aggressively priced, bundled services to the market to meet our customers’ growing demands.”

INTEGRATION OF BTI

During the third quarter of 2003, the Company developed a detailed plan for the integration of ITC^DeltaCom and BTI. The plan focuses on the efficient integration of existing personnel and processes, while seeking to minimize any adverse impact that the merger may have on customers. Highlights of the ongoing integration efforts include:

•	Combination of 14 of the 17 targeted sales offices in which the Company and BTI had separate offices, resulting in a significant integration of sales personnel.

•	Training of a majority of the combined sales force with respect to the marketing and sale of the products and services of the combined company, resulting in a consistent presentation of our products and services.

ITC^DeltaCom Reports Third Quarter Results

November 13, 2003

•	Centralization of the order process for all new orders except for orders originating in BTI offices in markets in which the Company did not have a presence and the combined company continues to sell the legacy BTI products.
•	Combination of the purchasing efforts within many of our areas of operation, including insurance, facilities management, capital expenditures and information systems maintenance, which is expected to yield significant efficiencies.
•	Integration of financial systems, operations support systems for managing customer, network and equipment orders, and carrier access billing platforms, to consolidated platforms during first quarter of 2004.

The Company believes that in accordance with its previously announced estimates the merger will generate annualized cost savings of approximately $40 million to $60 million over a three-year period.

“Based upon the implementation of our detailed integration plan to date, we remain confident in the achievement of our anticipated operational efficiencies and cost savings,” said Doug Shumate, ITC^DeltaCom Chief Financial Officer. “In fact, we have already made significant progress by eliminating redundant facilities, consolidating vendor relationships, migrating operational and financial support systems to common platforms and eliminating back office redundancies.”

ABOUT ITC^DELTACOM

ITC^DeltaCom, headquartered in West Point, Ga., provides, through its operating subsidiaries, integrated telecommunications and technology services to businesses and consumers in the southern United States. Following the October 2003 merger of two leading regional telecommunications providers, ITC^DeltaCom and BTI Telecom Corp., ITC^DeltaCom has a fiber optic network spanning approximately 14,500 route miles and offers a comprehensive suite of voice, data and Internet services, including local, long distance, data, broadband, colocation and Web hosting services. Following the merger, the Company operates approximately 30 voice switches and 70 data switches, and is one of the largest competitive telecommunications providers in its region (based on revenue). ITC^DeltaCom has interconnection agreements with BellSouth, Verizon, Southwestern Bell, CenturyTel and Sprint for resale and access to unbundled network elements and is a certified competitive local exchange carrier (CLEC) in Arkansas, Texas, Virginia and all nine BellSouth states. For more information about ITC^DeltaCom, visit the Company’s Web site at http://www.itcdeltacom.com.

Statements contained in this news release regarding ITC^DeltaCom’s expected financial condition, revenues, cash flow and other operating results, cost savings, “operational efficiencies” and other potential benefits of its combination with BTI Telecom Corp., business strategy and other planned events and expectations are forward-looking statements that involve risks and uncertainties. Actual future results or events may differ materially from these statements. Readers are referred to the documents filed by ITC^DeltaCom with the Securities and Exchange Commission, including ITC^DeltaCom’s annual report on Form 10-K filed on March 31, 2003, for a discussion of important risks that could cause actual results to differ from those contained or implied in the forward-looking statements. These risks, some of which are discussed in ITC^DeltaCom’s filings under the heading “Risk Factors,” include dependence on new product development, rapid technological and market change, dependence upon rights of way and other third-party agreements, debt service and other cash requirements, liquidity constraints and risks related to future growth and rapid expansion. Other important risks factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, ability to integrate acquired companies successfully, customer reductions in services, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond ITC^DeltaCom’s control. ITC^DeltaCom expressly disclaims any obligation to update any forward-looking statements whether to reflect events or circumstances after the date of this news release or otherwise.

ITC^DeltaCom Reports Third Quarter Results

November 13, 2003

ITC^DELTACOM, INC. (1)

FINANCIAL HIGHLIGHTS

(Unaudited)

(in thousands except per share data)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended		Nine months Ended
	September 30,	September 30,	September 30,	September 30,
	2003	2002	2003	2002
Operating revenues	$108,084	$101,021	$309,641	$318,980
Cost of services	54,606	47,852	153,151	149,088

Gross margin	53,478	53,169	156,490	169,892
Operating expenses:
Selling, operations and administration	39,301	39,750	113,587	123,930
Depreciation and amortization	14,265	32,194	43,265	95,208
Stock based deferred compensation	221	—	663	—
Special charges	—	—	—	223

Total operating expenses	53,787	71,944	157,515	219,361

Operating loss	(309)	(18,775)	(1,025)	(49,469)
Other income (expense):
Interest expense	(3,323)	(5,036)	(10,310)	(34,516)
Interest income	95	90	294	316
Other expense, net	—	(15)	—	(289)

Total other expense, net	(3,228)	(4,961)	(10,016)	(34,489)

Loss before reorg. items and income taxes	(3,537)	(23,736)	(11,041)	(83,958)
Reorganization items	—	11,022	—	14,239

Loss before income taxes	(3,537)	(34,758)	(11,041)	(98,197)
Income tax expense	—	—	—	—

Net loss	(3,537)	(34,758)	(11,041)	(98,197)
Pfd. stock dividends and accretion	(772)	—	(2,280)	(4,210)

Net loss applicable to common stockholders	$(4,309)	$(34,758)	$(13,321)	$(102,407)

Basic and diluted net loss per common share	$(0.10)	$(0.56)	$(0.30)	$(1.64)

Basic and diluted weighted average common shares outstanding	44,848,300	62,364,768	44,843,567	62,364,768

EBITDA (2)	$13,956	$2,382	$42,240	$31,211

(1)	ITC^DeltaCom completed reorganization proceedings under Chapter 11 of the United States Bankruptcy Code on October 29, 2002. Results for the three and nine months ended September 30, 2002 represent the results of the pre-reorganization ITC^DeltaCom, which is referred to as the “Predecessor Company,” and the results for the three and nine months ended September 30, 2003 represent the results of the post-reorganization ITC^DeltaCom, which is referred to as the “Successor Company”. On October 30, 2002, the Company adopted fresh start reporting in accordance with the provisions of Statement of Position (SOP) 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.” Fresh start reporting resulted in a new operating entity with assets and liabilities adjusted to fair value and beginning retained earnings set to zero. Results for periods prior to the completion of the reorganization are not comparable in certain respects to results for periods following the reorganization.

ITC^DeltaCom Reports Third Quarter Results

November 13, 2003

(2)	EBITDA represents net loss before interest, taxes and depreciation and amortization. ITC^DeltaCom has included data with respect to EBITDA because its management evaluates and projects the performance of its business using several measures, including EBITDA. Management considers this measure to be an important supplemental indicator of ITC^DeltaCom’s performance, particularly as compared to the performance of its competitors, because it eliminates many differences among companies in financial, capitalization and tax structures, as well as some recurring non-cash and non-operating charges to net income or loss. For these reasons, management believes that EBITDA provides important supplemental information to investors regarding the operating performance of ITC^DeltaCom and facilitates comparisons by investors between the operating performance of ITC^DeltaCom and the operating performance of its competitors. Management believes that consideration of EBITDA should be supplemental, because EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States and may not be comparable to similarly titled measures reported by other companies. As a result, EBITDA should not be considered an alternative to net income (loss), as calculated in accordance with generally accepted accounting principles, as a measure of performance.

Management believes that net income (loss) is the financial measure calculated in accordance with generally accepted accounting principles that is most directly comparable to EBITDA. The following table sets forth, for the periods indicated, a quantitative reconciliation of the differences between EBITDA and net loss, as net loss is calculated in accordance with generally accepted accounting principles:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Net loss	$(3,537)	$(34,758)	$(11,041)	$(98,197)
Depreciation and amortization	14,265	32,194	43,265	95,208
Interest income and expense, net	3,228	4,946	10,016	34,200

EBITDA	$13,956	$2,382	$42,240	$31,211

ITC^DeltaCom Reports Third Quarter Results

November 13, 2003

ITC^DELTACOM, INC. (1)

BALANCE SHEET AND OTHER FINANCIAL HIGHLIGHTS

Balance Sheet Data:	September 30, 2003	December 31, 2002
	(Unaudited)
Cash and cash equivalents	$33,599	$30,554
Restricted cash	19,682	9,285
Total current assets	121,909	99,485
Property, Plant and Equipment, net	396,501	417,144
Other long term assets	29,028	36,891
Total assets	547,438	553,520

Total current liabilities	102,225	84,757
Other long-term liabilities	4,713	7,325
Long-term debt and capital lease obligations	189,068	199,668
Total long-term liabilities	193,781	206,993
Total liabilities	296,006	291,750
Convertible redeemable preferred stock	26,593	24,525
Total stockholders’ equity	224,839	237,245
Total liabilities and stockholders’ equity	547,438	553,520

	Nine Months Ended September 30,
Other Financial Data	2003	2002
Capital Expenditures	$20,989	$27,888
Cash flow provided/(used) by operating activities	32,076	13,117
Cash flow provided/(used) by investing activities	(23,708)	(27,877)
Cash flow provided/(used) by financing activities	(4,176)	(3,942)

(1) ITC^DeltaCom completed reorganization proceedings under Chapter 11 of the United States Bankruptcy Code on October 29, 2002. Results for periods prior to October 29, 2002 represent the results of the pre-reorganization ITC^DeltaCom, which is referred to as the “Predecessor Company,” and the results for periods following October 29, 2002 represent the results of the post-reorganization ITC^DeltaCom, which is referred to as the “Successor Company.” Results for periods prior to the completion of the reorganization are not comparable in certain respects to results for periods following the reorganization. The results for the period in the table above ended December 31, 2002 include the results for the Predecessor Company from January 1, 2002 through October 29, 2002 and the results of the Successor Company from October 30, 2002 through December 31, 2002. The results of this period are not comparable in certain respects to results for any other period.

ITC^DeltaCom Reports Third Quarter Results

November 13, 2003

ITC^DELTACOM, INC.

OTHER BUSINESS HIGHLIGHTS

	Quarter Ended
	Sept. 30, 2003	June 30, 2003	March 31, 2003	Dec. 31, 2002	Sept. 30, 2002
Retail lines sold (1)	190,082	186,693	180,610	177,080	170,413
Wholesale lines sold (1)	72,749	60,191	61,962	54,740	54,303

Total lines sold (1)	262,831	246,884	242,572	231,820	224,716

Retail lines installed (1)	184,606	181,152	176,026	169,980	162,424
Wholesale lines installed (1)	70,380	56,741	59,271	50,531	52,210

Total lines installed (1)	254,986	237,893	235,297	220,511	214,634

Retail lines installed/sold percentage	97%	97%	97%	96%	95%
Wholesale lines installed/sold percentage	97%	94%	96%	92%	96%
Business customers served – retail services	20,733	20,160	19,990	19,590	18,680
Number of employees	1,850	1,825	1,820	1,830	1,875
Annualized consolidated revenue/employee	$233,695	$224,620	$217,745	$217,694	$215,511

(1) Reported net of disconnects and cancellations.

ITC^DeltaCom Reports Third Quarter Results

November 13, 2003

ITC^DELTACOM, INC. (1)

RETAIL, WHOLESALE AND OTHER FINANCIAL HIGHLIGHTS

(Unaudited)

(In thousands)

	Sept. 30, 2003	Three Months Ended		Dec. 31, 2002	Sept. 30, 2002
		June 30, 2003	March 31, 2003

Retail revenues:
Local	$32,688	$31,473	$29,849	$29,666	$27,649
Long distance	17,742	17,949	17,375	15,863	16,235
Enhanced data	16,915	16,387	16,199	15,865	15,672

Integrated telecom revenues	$67,345	$65,809	$63,423	$61,394	$59,556
Equipment and other	16,663	11,149	10,879	10,817	10,592

Total retail revenues	$84,008	$76,958	$74,302	$72,211	$70,148

Wholesale revenues:
Broadband revenues	$17,991	$19,278	$18,875	$20,025	$20,342
Local-interconnection revenues	4,468	3,738	3,184	4,663	5,984
Long distance and data	417	1,096	1,119	1,640	3,286
Other	1,200	1,413	1,594	947	1,261

Total wholesale revenues	$24,076	$25,525	$24,772	$27,275	$30,873

Total consolidated revenues	$108,084	$102,483	$99,074	$99,486	$101,021
Cost of services	54,606	50,561	47,984	45,853	47,852

Gross margin	53,478	51,922	51,090	53,633	53,169

Operating expenses:
Selling, operations and administration	39,301	37,391	36,895	38,509	39,750
Depreciation and amortization	14,265	14,489	14,511	19,489	32,194
Stock-based deferred compensation	221	221	221	1,140	—
Special charges	—	—	—	—	—

Total operating expenses	53,787	52,101	51,627	59,138	71,944

Operating loss	$(309)	$(179)	$(537)	$(5,505)	$(18,775)

(1) ITC^DeltaCom completed reorganization proceedings under Chapter 11 of the United States Bankruptcy Code on October 29, 2002. Results for periods prior to October 29, 2002 represent the results of the pre-reorganization ITC^DeltaCom, which is referred to as the “Predecessor Company,” and the results for periods following October 29, 2002 represent the results of the post-reorganization ITC^DeltaCom, which is referred to as the “Successor Company.” Results for periods prior to the completion of the reorganization are not comparable in certain respects to results for periods following the reorganization. The results for the periods in the table above ended December 31, 2002 include the results for the Predecessor Company from January 1, 2002 through October 29, 2002 and the results of the Successor Company from October 30, 2002 and beyond. The results of these periods are not comparable in certain respects to results for any other period.